Exhibit 99.1

SMTC Corporation Announces Third Quarter Results

TORONTO, November 4, 2020 -- SMTC Corporation (Nasdaq:SMTX), a global electronics manufacturing services provider and winner of Frost & Sullivan’s 2019 Best Practices Award for Customer Value Leadership in the Electronics Manufacturing Services Industry, today announced its third quarter 2020 results.

Business Highlights

•	Third quarter 2020 revenue of $99.5 million, up 10.1% vs. the prior quarter and 12.3% vs. the prior year
•	EPS was $0.04 and Adjusted EPS was $0.13, compared to $0.03 and $0.08 in the prior quarter, respectively
•	Net Income was $1.2 million, EBITDA was $5.3 million, compared to $1.0 million and $5.8 million in the prior quarter, respectively
•	Adjusted Net Income was $3.8 million, Adjusted EBITDA was $7.5 million, compared to $2.4 million and $6.4 million in the prior quarter, respectively
•	$46 million of awards and orders booked in the third quarter, from new and existing customers
•	All facilities remain open, in operation and in compliance with applicable COVID-19 health and safety measures
•

Subject to debt covenants, the Company had access to additional borrowing capacity of $30.5 million under SMTC’s asset-based lending credit facility and reduced its debt-to-adjusted EBITDA ratio to 2.55 (excluding leases) as of September 27, 2020

•

With ongoing sales momentum, recent customer awards, strong bookings-backlog, and planned operating efficiencies, the Company currently expects revenue and Adjusted EBITDA for the full year 2021 are expected to range between $430 million and $450 million in revenue and adjusted EBITDA to range between $33.0 million and $37.0 million

$s millions (except EPS)	Q3 2020	Q2 2020	Change	Q3 2019	Change
Revenue	$99.5	$90.4	10.1%	$88.7	12.3%
GAAP
Gross Profit	$11.1	$10.7	3.9%	$8.9	24.7%
Gross Profit Percentage	11.2%	11.8%		10.0%
Net Income (Loss)	$1.2	$1.0	30.2%	($5.7)
EPS	$0.04	$0.03	0.0%	($0.20)
Non-GAAP
Adjusted Gross Profit	$12.5	$11.7	6.8%	$10.8	16.7%
Adjusted Gross Profit Percentage	12.6%	13.0%		12.1%
Adjusted Net Income	$3.8	$2.4	57.4%	$2.1	80.8%
Adjusted EPS	$0.13	$0.08	56.6%	$0.08	71.2%
Adjusted EBITDA	$7.5	$6.4	17.5%	$6.3	20.2%
Adjusted EBITDA Percentage	7.6%	7.1%		7.1%
Net Debt	$85.9	$84.6	1.5%	$84.4

Note: Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted Net Income, Adjusted Earnings Per Common Share (Adjusted EPS), EBITDA, Adjusted EBITDA, Adjusted EBITDA Percentage, and Net Debt (each as defined below) are non-GAAP measures. Please refer to the section below labeled “Non-GAAP Information” and the various reconciliations to the applicable most directly comparable GAAP measures shown below in this press release.

Management Commentary

“Our sales organization continues to gain market share and expand our sales funnel, including $46 million in new awards and bookings during the third quarter, from five new customers and one existing customer. I am pleased that we are beginning to see an acceleration of customer programs moving through the customer certification process, into new product introduction phase and entering production that will continue to ramp in 2021,” said Ed Smith, SMTC’s President and Chief Executive Officer.

Revenue by Industry Sector

Industry Sector	Three months ended Sept. 27, 2020		Three months ended Sept. 29, 2019		Change
Dollars in millions	$	%	$	%	$	%
Industrial IoT, Power and Clean Technology	37.0	37.2	36.7	41.4	0.3	0.8
Semiconductors	16.0	16.1	7.3	8.2	8.7	119.2
Avionics, Aerospace and Defense	12.0	12.1	5.2	5.9	6.8	130.8
Medical and Safety	11.3	11.4	10.5	11.8	0.8	7.6
Retail and Payment Systems	10.3	10.4	10.6	12.0	(0.3)	(2.8)
Test and Measurement	8.1	8.1	8.8	9.9	(0.7)	(8.0)
Telecom, Networking and Communications	4.8	4.8	9.6	10.8	(4.8)	(50.0)
Total	99.5	100.0	88.7	100.0	10.8	12.3

“Our focus on expanding our market share in key markets that play to our strengths, such as the Industrial IoT market, the highly complex, regulated medical markets, and the defense and aerospace industry, continues to provide a stable and solid base to profitably grow our business during the ongoing COVID-19 pandemic. We also benefited from a rebound by our semiconductor customers” noted Smith.

For the three months ended September 27, 2020, cash used by operations was $0.2 million and capital expenditures were $1.1 million. During the third quarter, the Company amended its credit facilities to provide increased covenant flexibility as it navigates through the COVID-19 pandemic.

As of September 27, 2020, subject to debt covenants, SMTC had $30.5 million available for borrowing under its asset-based lending facility and reduced its debt-to-adjusted EBITDA ratio to 2.55 (excluding leases).

“Rich Fitzgerald, SMTC’s COO, has decided for personal reasons to pursue other opportunities. We want to thank Rich for his leadership and guidance over the past three-and-a-half-year tenure, during which time SMTC tripled in size with increased profitability and customer satisfaction. Rich will continue in his current role during the search for his successor which is expected to be completed by the end of the first quarter of 2021,” said Smith.

Reaffirming the Higher End of Prior Second Half 2020 Guidance and Establishing 2021 Full Year Guidance

“Based on our current demand and supply chain visibility, and assuming our facilities continue to operate at currently planned levels, we are reaffirming at the higher end of our prior guidance issued on August 5, 2020. We now expect revenue to range between $195 million and $205 million and adjusted-EBITDA to range between $14 million and $15 million for the second half of 2020,” said Smith.

“As we embark on our next-phase of growth, with our ongoing sales momentum, recent customer awards, strong bookings-backlog, and planned operating efficiencies, we currently expect revenue for 2021 to range between $430 million and $450 million and adjusted EBITDA to range between $33.0 million and $37.0 million, with revenue growth and adjusted EBITDA margins consistent with our long-term financial model targets,” added Smith.

Financial Results Conference Call

SMTC will host a conference call which will start at 8:30 am Eastern Time on Thursday, November 5, 2020 to discuss its third quarter results. The conference call can be accessed by visiting the Investor Relations section of SMTC’s web site on the Investor Relations Calendar page at https://www.smtc.com/investors/news-events/ir-calendar or dialing 1-833-316-0546 (for U.S. participants), 1-866-605-3852 (for Canadian participants) or 1-412-317-5727 (for participants outside of the U.S. and Canada) ten minutes prior to the start of the call and requesting to join the SMTC Corporation Third Quarter Results Conference Call. The conference call will be available for rebroadcast from the Investor Relations section of SMTC’s web site on the Investor Relations Calendar page.

Non-GAAP Information

Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted Net Income, Adjusted Earnings Per Common Share (Adjusted EPS), EBITDA, Adjusted EBITDA, Adjusted EBITDA Percentage, and Net Debt are non-GAAP measures and are referred to herein as “Non-GAAP Financial Measures.” Adjusted Gross Profit is computed as gross profit excluding amortization of intangible assets, unrealized foreign exchange gains or losses on unsettled forward foreign exchange contracts and COVID-19 related expenses. COVID-19 related expenses include expenses associated with the retention of temporary replacement labor, additional sanitation, cleaning and disinfection of facilities, personal protective equipment and related supplies and costs associated with facilitating social distancing. Adjusted Gross Profit Percentage is computed as Adjusted Gross Profit divided by revenue.

Adjusted Net Income is computed as net income (loss) before amortization of intangible assets, restructuring charges (recovery), stock-based compensation, fair value adjustment of warrant liability, merger and acquisition related expenses, fair value adjustment to contingent consideration, COVID-19 related expenses and unrealized foreign exchange gains and losses on unsettled forward foreign exchange contracts. Adjusted EPS is computed as Adjusted Net Income divided by Diluted Weighted Average Shares Outstanding. EBITDA is computed as net income (loss) before interest, taxes, depreciation, and amortization. Adjusted EBITDA is computed as EBITDA as further adjusted to exclude restructuring charges, stock-based compensation, fair value adjustment of warrant liability, fair value adjustment to contingent consideration, merger and acquisition related expenses, COVID-19 related expenses and unrealized foreign exchange gains and losses on unsettled forward foreign exchange contracts. Adjusted EBITDA Percentage is computed as Adjusted EBITDA divided by revenue. Net Debt is computed as total debt minus cash. Reconciliations of Adjusted Gross Profit to gross profit, Adjusted Gross Profit Percentage to gross profit percentage, Adjusted Net Income to net income (loss), EBITDA to net income (loss), Adjusted EBITDA to net income (loss), Adjusted EBITDA Percentage to net income (loss) percentage and Net Debt to total debt are each included in this press release below.

Management believes that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information to investors about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics SMTC uses in its financial and operational decision making. The Company’s management believes that adjusting for the additional temporary costs attributable to the COVID-19 pandemic allows for a better comparison of the Company’s performance to prior periods, which is consistent with the Company’s recent amendments to the financial covenants in its financing agreements. These Non-GAAP Financial Measures are used by management to manage and monitor SMTC’s performance, and also frequently used by analysts, investors and other interested parties to evaluate companies in SMTC’s industry. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and should not be construed as an inference that SMTC’s future results will be unaffected by any items adjusted for in these Non-GAAP Financial Measures. In evaluating these non-GAAP measures, you should be aware that in the future SMTC may incur expenses that are the same as or similar to some of those adjusted in the presentation below. The Non-GAAP Financial Measures that SMTC uses are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements, which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward looking terminology such as  “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other and similar words, and include, but are not limited to, statements regarding stability of customer demand, supply chain visibility, SMTC’s expected financial results for the second half of 2020 and full year in 2021, including revenue, net income, Adjusted EBITDA, as well as the anticipated revenue from specific new programs, the expectation of continuing acceleration of customer programs moving through the customer certification process, into new product introduction phase and entering production that will continue to ramp in 2021, its ability to meet customers’ production requirements, its ability to continue operations in accordance with applicable regulations, and access to additional funding under its credit facilities. For these statements, SMTC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward looking statements include the effect of the expanded outbreak of the COVID-19 pandemic on the economy generally and on SMTC, its operations, fluctuations in demand for customers’ products and changes in customers’ product sources, disruptions to the supply chain, availability of labor resources, delivery logistics, component shortages, availability of credit or lending facilities, challenges of managing quickly expanding operations, competition in the electronics manufacturing services industry, changes in regulations and guidance from federal, state and local governments and public health officials, and others risks and uncertainties discussed in SMTC’s most recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and SMTC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

About SMTC

SMTC Corporation was founded in 1985 and acquired MC Assembly Holdings, Inc. in November 2018. SMTC has more than 50 manufacturing and assembly lines in the United States and Mexico which creates a powerful low-to-medium volume, high-mix, end-to-end global electronics manufacturing services (EMS) provider. With local support and expanded manufacturing capabilities globally, including fully integrated contract manufacturing services with a focus on global original equipment manufacturers and emerging technology companies, including those in the Avionics, Aerospace and Defense, Industrial IoT, Power and Clean Technology, Medical and Safety, Retail and Payment Systems, Semiconductors, Telecom, Networking and Communications, and Test and Measurement industries. As a mid-size provider of end-to-end EMS, SMTC provides printed circuit board assembly production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, and sustaining engineering and supply chain management services. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. For further information on SMTC Corporation, please visit our website at www.smtc.com.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three months ended		Nine months ended
(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Revenue	$99,547	$88,682	$285,091	$282,267
Cost of sales	88,445	79,776	253,664	255,740
Gross profit	11,102	8,906	31,427	26,527
Selling, general and administrative expenses	6,710	6,549	21,036	19,908
Gain on contingent consideration	-	-	-	(3,050)
Restructuring charges	871	6,454	525	8,624
Operating earnings	3,521	(4,097)	9,866	1,045
Fair value loss (gain) on warrant liability	133	(858)	15	(919)
Interest expense	1,941	2,679	6,021	8,349
Net income (loss) before income taxes	1,447	(5,918)	3,830	(6,385)
Income tax expense (recovery)
Current	286	(103)	872	592
Deferred	(82)	(81)	(15)	14
	204	(184)	857	606
Net income (loss) and comprehensive income (loss)	$1,243	$(5,734)	$2,973	$(6,991)

Basic income (loss) per share	$0.04	$(0.20)	$0.11	$(0.28)
Diluted income (loss) per share	$0.04	$(0.20)	$0.10	$(0.28)

Weighted average number of shares outstanding
Basic	28,214,800	28,057,763	28,207,943	24,954,875
Diluted	29,636,319	28,057,763	29,629,462	24,954,875

Consolidated Balance Sheets

(Unaudited)

(Expressed in thousands of U.S. dollars)	September 27, 2020	December 29, 2019
Assets
Current assets:
Cash	$169	$1,368
Accounts receivable - net	73,406	69,919
Unbilled contract assets	42,736	26,271
Inventories - net	51,537	47,826
Prepaid expenses and other assets	6,564	7,044
Derivative assets	720	-
Income taxes receivable	160	-
	175,292	152,428
Property, plant and equipment - net	23,397	25,310
Operating lease right of use assets - net	5,897	3,330
Goodwill	18,165	18,165
Intangible assets - net	10,029	12,747
Deferred income taxes - net	555	540
Deferred financing costs - net	742	859
Total assets	$234,077	$213,379

Liabilities and Shareholders' Equity
Current liabilities:
Revolving credit facility	34,356	34,701
Accounts payable	77,979	74,126
Accrued liabilities	23,125	11,164
Warrant liability	1,745	1,730
Restructuring liability	364	1,597
Income taxes payable	254	157
Current portion of long-term debt	2,188	1,250
Current portion of operating lease obligations	1,452	1,128
Current portion of finance lease obligations	1,818	1,226
	143,281	127,079
Long-term debt	32,513	33,750
Operating lease obligations	5,042	2,615
Finance lease obligations	8,696	8,838
Total liabilities	189,532	172,282
Shareholders’ equity:
Capital stock	508	508
Additional paid-in capital	293,864	293,389
Deficit	(249,827)	(252,800)
	44,545	41,097
Total liabilities and shareholders' equity	$234,077	$213,379

Consolidated Statements of Cash Flows

(Unaudited)

(Expressed in thousands of U.S. dollars)	Three months ended		Nine months ended
Cash provided by (used in):	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Operations:
Net income (loss)	$1,243	$(5,734)	$2,973	$(6,991)
Items not involving cash:
Depreciation on property, plant and equipment	1,545	1,649	4,767	4,902
Amortization of acquired intangible assets	354	1,844	2,718	5,532
Unrealized foreign exchange gain on unsettled forward exchange contracts	(261)	-	(720)	-
Deferred income taxes	(82)	(81)	(15)	14
Write down of property, plant and equipment	-	261	-	261
Amortization of deferred financing fees	304	755	892	1,300
Stock-based compensation	158	353	475	538
Change in fair value of warrant liability	133	(858)	15	(919)
Change in fair value of contingent consideration	-	-	-	(3,050)
Change in non-cash operating working capital:
Accounts receivable	(8,335)	3,743	(3,487)	11,778
Unbilled contract assets	(4,089)	829	(16,465)	(6,385)
Inventories	(1,412)	(3,386)	(3,711)	3,668
Prepaid expenses and other assets	249	33	480	(1,095)
Income taxes payable	(13)	(319)	(63)	(116)
Accounts payable	7,055	285	3,678	(9,845)
Accrued liabilities	3,089	1,458	11,964	(265)
Restructuring liability	(314)	1,879	(1,233)	2,736
Net change in operating lease right of use asset and liability	183	(51)	184	414
	(193)	2,660	2,452	2,477
Financing:
Repayments of revolving credit facility	413	21,092	(345)	9,820
Repayments of long-term debt	(312)	(22,000)	(937)	(22,625)
Debt issuance and deferred financing fees	(62)	(321)	(137)	(371)
Principal repayments of finance lease obligations	(321)	(390)	(997)	(1,199)
Proceeds from issuance of common stock rights offerings	-	-	-	14,044
Proceeds from issuance of stock options	-	45	-	45
	(282)	(1,574)	(2,416)	(286)
Investing:
Purchase of property, plant and equipment	333	(1,119)	(1,235)	(3,191)
	333	(1,119)	(1,235)	(3,191)
Decrease in cash	(142)	(33)	(1,199)	(1,000)
Cash, beginning of period	311	634	1,368	1,601
Cash, end of the period	$169	$601	$169	$601

Supplementary Information:

Reconciliation of Adjusted Gross Profit and Adjusted Gross Profit Percentage

(Unaudited)

	Three months ended		Nine months ended
(Expressed in thousands of U.S. dollars)	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Gross Profit	$11,102	$8,906	$31,427	$26,527
Add (deduct):
Amortization of intangible assets	354	1,844	2,718	5,532
Unrealized foreign exchange gain on unsettled forward exchange contracts	(261)	-	(720)	-
COVID-19 related expenses	1,348	-	2,533	-
Adjusted Gross Profit	$12,543	$10,750	$35,958	$32,059
Adjusted Gross Profit Percentage	12.6%	12.1%	12.6%	11.4%

Supplementary Information:

Reconciliation of Adjusted Net Income and Adjusted EPS

(Unaudited)

	Three months ended		Nine months ended
(Expressed in thousands of U.S. dollars)	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Net income (loss)	$1,243	$(5,734)	$2,973	$(6,991)
Add (deduct):
Amortization of intangible assets	354	1,844	2,718	5,532
Restructuring charges	871	6,454	525	8,624
Stock compensation expense	158	353	475	538
Fair value adjustment of warrant liability	133	(858)	15	(919)
Fair value adjustment of contingent consideration	-	-	-	(3,050)
Merger and acquisitions related expenses	-	68	-	232
COVID-19 related expenses	1,348	-	2,533	-
Unrealized foreign exchange gain on unsettled forward exchange contracts	(261)	-	(720)	-
Adjusted Net income	$3,846	$2,127	$8,519	$3,966
Adjusted EPS	$0.13	$0.08	$0.29	$0.16
Weighted average number of shares outstanding
Basic	28,214,800	28,057,763	28,207,943	24,954,875
Diluted	29,636,319	28,057,763	29,629,462	24,954,875

Supplementary Information:

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Percentage

(Unaudited)

	Three months ended		Nine months ended
(Expressed in thousands of U.S. dollars)	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Net income (loss)	$1,243	$(5,734)	$2,973	$(6,991)
Add (deduct):
Depreciation of property, plant and equipment	1,545	1,649	4,767	4,902
Amortization of Intangible assets	354	1,844	2,718	5,532
Interest	1,941	2,679	6,021	8,349
Income tax expense (recovery)	204	(184)	857	606
EBITDA	$5,287	$254	$17,336	$12,398

Add (deduct):
Restructuring charges	871	6,454	525	8,624
Stock compensation expense	158	353	475	538
Fair value adjustment of warrant liability	133	(858)	15	(919)
Fair value adjustment of contingent consideration	-	-	-	(3,050)
Merger and acquisitions related expenses	-	68	-	232
COVID-19 related expenses	1,348	-	2,533	-
Unrealized foreign exchange gain on unsettled forward exchange contracts	(261)	-	(720)	-
Adjusted EBITDA	$7,536	$6,271	$20,164	$17,823
Adjusted EBITDA Percentage	7.6%	7.1%	7.1%	6.3%

Supplementary Information:

Reconciliation of Second Half 2020 Guidance Range

(Unaudited)

	Six Months Ended January 3, 2021
(Expressed in thousands of U.S. dollars)	Low	High
Net Income	$2,375	$3,375
Add (deduct):
Depreciation	3,000	3,000
Amortization of Intangible assets	700	700
Interest expense	3,700	3,700
Income tax expense	500	500
EBITDA	$10,275	$11,275
Add (deduct):
Restructuring charges	900	900
Stock compensation expense	425	425
COVID-19 related expenses	2,400	2,400
Adjusted EBITDA	$14,000	$15,000

Supplementary Information:

Reconciliation of Full Year 2021 Guidance Range

(Unaudited)

	Twelve Months Ended January 2, 2022
(Expressed in thousands of U.S. dollars)	Low	High
Net Income	$14,300	$18,300
Add (deduct):
Depreciation	5,800	5,800
Amortization of Intangible assets	1,200	1,200
Interest expense	7,000	7,000
Income tax expense	1,300	1,300
EBITDA	$29,600	$33,600
Add (deduct):
Restructuring charges
Stock compensation expense	700	700
COVID-19 related expenses	2,700	2,700
Adjusted EBITDA	$33,000	$37,000

Supplementary Information:

Reconciliation of Net Debt

(Unaudited)

(Expressed in thousands of U.S. dollars)	September 27, 2020	December 29, 2019
Revolver	$34,356	$34,701
Long-term debt	37,813	38,750
Discount (long-term debt)	(3,112)	(3,750)
Finance lease obligations[1]	10,514	10,064
Operating lease obligations[2]	6,494	3,743
	$86,065	$83,508
Cash	$(169)	$(1,368)
Net Debt	$85,896	$82,140

1Capital lease obligations include $1.4 million for new lease effective September 2020

2Operating lease obligations include $3.6 million for new lease for Fremont facility effective July 2020

Investor Relations Contact

Peter Seltzberg
Managing Director
Darrow Associates, Inc.
516-419-9915
pseltzberg@darrowir.com